EXHIBIT 10.2

NOTE MODIFICATION AGREEMENT

     This Note Modification Agreement (“Agreement”) is made as of the 15th day of September 2002 between Wells Fargo Bank Minnesota, National Association (“Bank”) and Winland Electronics, Incorporated (“Borrower”).

RECITALS

     The Bank is the holder of a promissory note of Borrower dated September 26, 2000 in the maximum principal amount of $3,500,000.00 (“Note”). The Bank and the Borrower have agreed to certain modifications to the Note, more fully described below.

     Accordingly, in consideration of the premises and other good and valuable consideration, each paid to the other, the parties to the Agreement agree that the Note is modified as such that the maximum principal amount available under the Note shall be reduced from $3,500,000.00 to $2,500,000.00 effective the date hereof.

     Except as expressly modified above, the Note remains unchanged and in full force and effect.

WINLAND ELECTRONICS INCORPORATED

By:	/s/ Lorin E. Krueger CEO

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

By:	/s/ illegible Vice President